Exhibit 99.1

SCAN TO VIEW MATERIALS & VOTE w SKYWATER TECHNOLOGY, INC. VOTE BY INTERNET 2401 EAST 86TH STREET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above BLOOMINGTON, MN 55425 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 7, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SKYT2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 7, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 6:00 P.M. ET on May 7, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V92925-S36011 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SKYWATER TECHNOLOGY, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 25, 2026, among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC ! ! ! and SkyWater Technology, Inc. (as it may be amended from time to time, the “Merger Agreement”). 2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the ! ! ! Merger Agreement. NOTE: If other matters properly come before the meeting or any adjournment or postponement thereof, the undersigned also authorizes the named proxies to vote on such matters in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V92926-S36011 SKYWATER TECHNOLOGY, INC. Special Meeting of Stockholders May 8, 2026 at 9:00 A.M. CT This proxy is solicited by the Board of Directors The undersigned hereby appoints Timothy E. Baxter, Thomas Sonderman and Christopher Hilberg, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Skywater Technology, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Central Time on May 8, 2026 virtually at www.virtualshareholdermeeting.com/SKYT2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted “FOR” proposals 1 and 2. If other matters properly come before the meeting or any adjournment or postponement thereof, the above named proxies will vote on such matters in their discretion. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and must be signed and dated on reverse side